SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2004

Extended Stay America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13125	36-3996573
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

100 Dunbar Street
Spartanburg, SC 29306
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (864) 573-1600

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On January 6, 2004, Extended Stay America, Inc. (the “Company”) announced that Gregory R. Moxley had resigned from his positions as Chief Financial Officer, Treasurer, and Secretary.  The Company’s press release announcing these events is attached hereto as Exhibit 99.1 to this report, and is incorporated herein by this reference.

Item 7.    Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release announcing the resignation of Gregory R. Moxley as Chief Financial Officer, Treasurer, and Secretary of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 6, 2004

Extended Stay America, Inc.

By:	/s/ Corry W. Oakes, III
Corry W. Oakes, III
President and Chief Operating Officer